                                                                      Exhibit 11


                             Intermet Corporation

                   Computation of Earnings Per Common Share


                                          1994           1993           1992
                                   -----------------------------------------------
Net loss                             $(10,985,000)  $(20,504,000)  $(29,936,000)
                                   ===============================================

Weighted average number of
 shares outstanding                    24,590,873     24,563,849     22,614,822
Add dilutive effect of outstanding
 warrants and options                           -              -        168,073
                                   -----------------------------------------------
Weighted average number of
 shares and equivalent shares
 outstanding                           24,590,873     24,563,849     22,782,895
                                   ===============================================

Loss per share                       $    (.45)     $    (.83)     $   (1.31)
                                   ===============================================